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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 5, 1999
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                                  HomeBase, Inc.
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             (Exact name of registrant as specified in its charter)

                                   DELAWARE
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                 (State or other jurisdiction of incorporation)
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
       1-10259                                             33-0109661
(Commission File number)                          (I.R.S. Employer Identification No.)
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Support Center Offices     3345 Michelson Drive,    Irvine, California   92715
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code         (949) 442-5000
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         (Former name or former address, if changed since last report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.
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     On April 5, 1999, the Board of Directors of HomeBase, Inc. ("HomeBase")
adopted a replacement stockholder rights plan, pursuant to which a distribution of one right for each outstanding share of HomeBase's common stock was declared, payable on April 6, 1999 to stockholders of record on April 5, 1999. The replacement stockholder rights plan replaced an existing stockholder rights plan that expired, by its terms, on April 6, 1999. In connection with the replacement stockholder rights plan, HomeBase entered into a Rights Agreement with First Chicago Trust Company of New York, a division of Equiserve, Inc., as Rights Agent, dated as of April 6, 1999, in the form attached hereto as Exhibit 99.1. The Board of Directors of HomeBase also adopted amendments to the Certificate of Designation of Series A Junior Participating Preferred Stock of HomeBase, and caused to be filed with the Secretary of State of the State of Delaware a Certificate of Amendment to such Certificate of Designation, in the form attached hereto as Exhibit 99.2, which amendments became effective at the close of business on April 6, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     c.    Exhibits


            99.1 Rights Agreement dated as of April 6, 1999 between HomeBase, Inc. and First Chicago Trust Company of New York, as Rights Agent, which includes therewith the Form of Rights Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement).

            99.2 Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of HomeBase, Inc., effective on April 6, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 1999

                              HomeBase, Inc.

                              By  /s/ John L. Price
                                ______________________________
                                John L. Price
                                Vice President, General Counsel
                                and Secretary